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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2016, relating to the financial statements of the Shire Income Access Share Trust appearing in the Current Report on Form 8-K of Shire plc dated September 2, 2016, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

September 2, 2016

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  Exhibit 23.2